                                                                      Exhibit 21

          Subsidiaries

                            Percent    State or other jurisdiction of
Name                        Owned      Incorporation or organization
------------------------    -------    ------------------------------
One IP Voice, Inc.           100%                 Delaware
InfiNet Systems, LLC*        100%                 Delaware
FTG Venture Corporation*     100%                 Delaware

--------------------
* dissolved December 31, 2005.

                                       28